As filed with the Securities and Exchange Commission on September 24, 1999
                                                 Registration No. 333-83351
               U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.

                              FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          (Amendment No. 1)

                        BRONZE MARKETING, INC.
            (Name of small business issuer in its charter)

         Nevada                                                 87-0578370
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number)Identification No.)


        426 South 1000 East, #704, Salt Lake City, Utah 84102
                            (801) 537-1257
(Address and telephone number of principal executive offices and place of business)

                            Heather Hamby
        426 South 1000 East, #704, Salt Lake City, Utah 84102
                            (801) 537-1257
      (Name, address and telephone number of agent for service)


                              Copies to:
                   Thomas G. Kimble & Van L. Butler
                    THOMAS G. KIMBLE & ASSOCIATES
                     311 South State Street, #440
                      Salt Lake City, Utah 84111
                            (801) 531-0066


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

                   CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount to be Proposed Maximum    Proposed Maximum Amount
of Securities to be  Registered   Offering Price/Unit Aggregate Price  of fee
Registered

Warrants; underlying 1,000,000   $ 1.00               $ 1,000,000      $278.00
Common Stock

     TOTALS                                                             278.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                        BRONZE MARKETING, INC.
                   1,000,000 SHARES OF COMMON STOCK
              UNDERLYING COMMON STOCK PURCHASE WARRANTS

     Our company, Bronze Marketing, Inc., has registered:

bullet 1,000,000 warrants, to be distributed as soon as practicable after the date of this prospectus to common stockholders of record as of __________, 1999.

bullet 1,000,000 shares of common stock, to be issued upon exercise of the warrants, at $1.00 per share underlying warrants.

     Each warrant allows you to purchase one share of our common stock, at any time until June 30, 2002, if this prospectus is still current or has been updated. Whether or not a current prospectus is in effect, we can call and redeem the warrants for $.01 per warrant, on 30 days notice, at any time after the date of this prospectus.

     Our common stock is quoted on the NASD Electronic Bulletin Board under the Symbol "BNZE". The current bid price quotation is $.50.

     We are a new company formed to provide inventory financing for the marketing of bronze sculpture artwork. See "Business."


YOU SHOULD NOT PURCHASE THESE SECURITIES IF YOU CANNOT AFFORD TO RISK THE LOSS OF YOUR ENTIRE INVESTMENT. INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
     SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
         SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
              OF THE PROSPECTUS.  ANY REPRESENTATION TO
                THE CONTRARY IS A CRIMINAL OFFENSE.

Warrants are being distributed without cash consideration. Shares of common stock are being offered only to holders of the warrants, and will be sold by Bronze Marketing without any underwriting discounts or other commissions. The offering price is payable in cash upon exercise of the warrants. No minimum number of warrants must be exercised, and no assurance exists that any warrants will be exercised.

      The date of this prospectus is                     , 1999

     TABLE OF CONTENTS                                            Page

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

COMPARATIVE DATA . . . . . . . . . . . . . . . . . . . . . . . . . . 8

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

MARKET INFORMATION & DIVIDEND POLICY . . . . . . . . . . . . . . . . 9

MANAGEMENT'S DISCUSSION AND ANALYSIS . . . . . . . . . . . . . . . . 9

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .12

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . .14

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . .15

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . .16

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . .19

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . F-1

                          PROSPECTUS SUMMARY

       This summary highlights important information. As a summary, it is necessarily incomplete and does not contain all the information you should consider before investing. You should read the entire prospectus carefully.

                              OUR COMPANY

       Bronze Marketing, Inc. is engaged in business to provide inventory financing for bronze sculpture artwork created by a relative of the President. Bronze Marketing will pay for casting limited edition copies of the artwork. The copies will then be consigned to and exhibited in art galleries and retail outlets to facilitate marketing and sale of the artwork. Bronze Marketing will be entitled to a part of the proceeds from sale of the artwork, in return for providing the financing. See "Business."

       Our address is 426 South 1000 East, #704, Salt Lake City, Utah 84102. Our telephone number is (801) 537-1257.

                              THE OFFERING

  Securities         1,000,000 shares of common stock,
  offered            underlying warrants. See "Description of Securities".

  Offering Prices    $1.00 per share underlying the warrants.

  Plan of DistributionShares will be offered and sold without any discounts or
                     other commissions, to holders of the
                     warrants, when they
                     exercise them.  See "Plan of Distribution."

  Use of Proceeds    We could receive as much as $1,000,000
                     from sale of the
                     1,000,000 shares of our common stock to
                     be issued upon
                     exercise of the warrants, if all
                     warrants are exercised.  Any
                     proceeds will be used generally to
                     provide additional
                     working capital, but have not been
                     specifically allocated, as
                     we do not know if any warrants will be exercised.

  Transfer Agent     Interwest Transfer Company, Inc., 1981
                     East 4800 South,
                     Suite 100, Salt Lake City, Utah 84117,
                     (801) 272-9294.

  Securities OutstandingWe are authorized to issue 24,000,000 shares of common
                     stock and presently have 1,000,000
                     shares of common stock
                     issued and outstanding. We have
                     reserved from our
                     authorized capital 1,000,000 shares of
                     common stock for issuance upon
                     exercise of the
                     warrants.  We are alsoauthorized to
                     issue up to 1,000,000 shares
                     of preferred stock in one or more
                     series with the rights and
                     preferences the board of directors may
                     designate.  The board of directors has
                     not designated any series of
                     preferred stock.


  Warrants Each warrant allows you to purchase one share of common stock at any time until June 30, 2002, if this prospectus is still current or has been updated. The exercise price is $1.00 per share, with adjustment in certain events. Each of the warrants is callable and can be redeemed by us for $.01 per warrant on 30 days notice at any time after the date of this prospectus. See "Description of Securities - Warrants."

  Risk Factors       An investment in Bronze Marketing is
                     highly speculative.
                     You will suffer substantial dilution in
                     the book value per
                     share of the common stock compared to
                     the purchase price.
                     If substantial funds are not received
                     from exercise of the
                     warrants, which is not assured, we may
                     require additional
                     funding for which we have no
                     commitments.  No person
                     should invest who cannot afford to risk
                     loss of the entire
                     investment.  See "Risk Factors."

                             RISK FACTORS

     The securities involve a high degree of risk. You should carefully consider the following risk factors and all other information in this prospectus before investing in Bronze Marketing.

RISKS INHERENT IN A NEW START UP COMPANY

     BRONZE MARKETING WAS ONLY RECENTLY INCORPORATED, HAS NO SIGNIFICANT HISTORY OF OPERATIONS AND IS CONSIDERED A DEVELOPMENT STAGE ENTERPRISE. We have incurred net losses since inception, have an accumulated deficit, and no assurance of future profitability. These facts raise substantial doubt about our ability to continue as a going concern. See financial statements.

     WE PRESENTLY HAVE VERY LIMITED OPERATING CAPITAL AND DEPEND UPON RECEIPT OF ADDITIONAL CAPITAL TO EXPAND. We have no assurance of receiving any proceeds from exercise of warrants and have no commitments for additional cash funding if no proceeds are received from warrant exercise. See "Business".

     OUR ARTICLES OF INCORPORATION AND BYLAWS LIMIT THE LIABILITY OF OFFICERS AND DIRECTORS, AND REQUIRE INDEMNIFICATION. This will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and requires us to indemnify officers and directors to the full extent permitted by law. Officers and directors have no personal liability for breach of their fiduciary duties, except for a breach of their duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. See "Certain Transactions - Indemnification and Limitation of Liability of Management".

RISKS RELATED TO THE NATURE OF THE PROPOSED BUSINESS

     BRONZE MARKETING DEPENDS UPON THE CREATIVE TALENTS AND ABILITIES OF THE SCULPTOR AND ARTIST WHO CREATES THE ARTWORK. This individual is not an officer or director of Bronze Marketing, but has a contractual arrangement with Bronze Marketing. We do not know how long this arrangement may continue, nor how long the services of this individual will continue to be available. See "Certain Transactions - Conflicts of Interest".

     OUR BUSINESS INVOLVES THE MARKETING OF ARTWORK WHICH DOES NOT HAVE A WELL ESTABLISHED MARKET DEMAND. We are not assured of market acceptance, and our business will be subject to all the risks associated with introducing and marketing new artwork.

RISKS RELATED TO THE OFFERING

     YOU ARE NOT ASSURED THAT ANY PROCEEDS WILL BE RECEIVED FROM EXERCISE OF WARRANTS. This increases your risk if you do exercise your warrants, because you do not know that any additional warrants will be exercised or that we will receive further funding. Proceeds may not be sufficient to defray offering expenses. Because no minimum number of warrants must be exercised there is no escrow of funds. Any proceeds received will immediately be retained by us to be used in our business. The amount of capital currently available to us is limited. In the event any proceeds from this offering and our existing capital are not sufficient to enable us to develop and expand our business and generate a profit, we may need additional financing, for which we have no commitments or arrangements from commercial lenders or other sources.

     YOU CAN EXERCISE YOUR WARRANTS ONLY IF THIS PROSPECTUS IS EFFECTIVE AND CURRENT AND THE EXERCISE IS PERMITTED UNDER THE SECURITIES LAWS OF YOUR STATE. We intend to update the prospectus as necessary to keep it current and maintain federal and state registration or qualification for the exercise, but may not be able to do so when you wish to exercise. Whether a current prospectus is in effect or not, the warrants are redeemable for $.01 per warrant at any time. If redeemed when no current prospectus is in effect, you will have no opportunity to exercise the warrants, but will be compelled to accept the nominal redemption price.

     YOU WILL SUFFER SUBSTANTIAL DILUTION IN THE PURCHASE PRICE OF YOUR STOCK COMPARED TO THE NET TANGIBLE BOOK VALUE PER SHARE IMMEDIATELY AFTER THE PURCHASE. The exact amount of dilution will vary depending upon the number of warrants exercised. The fewer warrants exercised, the greater dilution will be on the warrants that are exercised. See "Dilution."

     TO THE EXTENT AUTHORIZED, DIRECTORS CAN ISSUE ADDITIONAL COMMON AND/OR PREFERRED STOCK WITHOUT FURTHER SHAREHOLDER APPROVAL. Issuance of additional common stock in the future will reduce the proportionate ownership and voting power of your common stock. Designation and issuance of series of preferred stock in the future will create additional securities with dividend and liquidation preferences over common stock. We are authorized to issue 24,000,000 shares of common stock and 1,000,000 shares of preferred stock. The rights and preferences of preferred stock may be designated in series by our board of directors. The board has not designated any series or issued any shares of preferred stock. See "Description of Securities."

     THE ABILITY OF DIRECTORS, WITHOUT STOCKHOLDER APPROVAL, TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND/OR PREFERRED STOCK COULD BE USED AS ANTI-TAKEOVER MEASURES. These provisions could prevent, discourage or delay a takeover attempt and result in stockholders receiving less for their stock than they otherwise might. See "Description of Securities".

     EXERCISING WARRANT HOLDERS ARE NOT ASSURED THEY WILL BE ABLE TO SELL THEIR COMMON STOCK IN THE FUTURE AT A PRICE WHICH EQUALS OR EXCEEDS THE EXERCISE PRICE. The exercise price of the warrants was arbitrarily determined by us and set at a level substantially in excess of prices recently paid for securities of the same class. The price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the exercise price be regarded as an indicator of any future market price of our securities.

     YOU ARE NOT ASSURED THAT AN ACTIVE TRADING MARKET WILL DEVELOP OR THAT

IF A MARKET DOES DEVELOP, THAT IT WILL CONTINUE. Although our common stock is eligible for quotation on the Electronic Bulletin Board maintained by the NASD, there has been no active public trading market. As a result, an investment in our common stock may be totally illiquid and you may not be able to liquidate your investment readily or at all when you need or desire to sell.

     SALES OF SUBSTANTIAL AMOUNTS OF COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT THE MARKET PRICE. 100,000 of the 1,000,000 shares of our common stock presently outstanding are freely tradeable, and all of the remaining shares are eligible for public resale under Rule 144 promulgated under the Securities Act of 1933. See "Shares Eligible for Future Sale".

     OUR COMMON STOCK IS CONSIDERED A LOW PRICED SECURITY UNDER RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers' duties, customers' rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

                               DILUTION

     Dilution is the difference between the warrant exercise price of $1.00 per share, and the net tangible book value per share of common stock immediately after its purchase. Net tangible book value per share is calculated by subtracting total liabilities from total assets less intangible assets, and then dividing by the number of shares of common stock then outstanding. Based on the June 30, 1999, financial statements of Bronze Marketing, net tangible book value was $7,683 or about $.008 per common share. Before the exercise of any warrants, 1,000,000 shares of common stock are outstanding.

     If all the warrants get exercised, which is not assured, we would have 2,000,000 shares of common stock outstanding. The estimated pro forma net tangible book value (which gives effect to receipt of the net proceeds from the exercise and issuance of the underlying shares of common stock, but does not take into consideration any other changes in net tangible book value after June 30, 1999), would then be $987,683 or about $.49 per share. This would result in dilution to persons exercising warrants of $.51 per share, or 51% of the exercise price of $1.00 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.008 before the offering to $.49 after the offering, or an increase of $.482 per share from exercise of the warrants. The following table shows the estimated net tangible book value ("NTBV") per share after exercise of the warrants and dilution to persons purchasing the underlying common stock.

Exercise of all warrants:

Warrant exercise price/share                    $1.00

NTBV/share before exercise           $.008

Increase from warrant exercise        .482

Pro forma NTBV/share after exercise                .49

Dilution                                        $ .51


     If less than all the warrants are exercised, dilution to the exercising warrant holders will be greater than the amount shown. The fewer warrants exercised, the greater dilution will be.

                           COMPARATIVE DATA

     The following chart shows the prices paid for, and proportionate ownership in Bronze Marketing represented by common stock purchased since inception by initial shareholders and other present shareholders, compared to the price that will be paid and proportionate ownership represented by common stock that will be acquired by exercising warrant holders, assuming all warrants are exercised.

                  Shares Owned Percent Cash Paid Percent Price/share


Initial              900,000     45%    $ 5,400    .5%    $.006
Shareholders

Other Shareholders   100,000      5%   $ 35,000   3.4%    $.35

Warrant Holders    1,000,000     50% $1,000,000  96.1%   $1.00

                           USE OF PROCEEDS

     The net proceeds to Bronze Marketing from the sale of the shares of common stock underlying the warrants at the exercise price of $1.00 per share will vary depending upon the total number of warrants exercised. If all warrants get exercised we would receive gross proceeds of $1,000,000. We are not assured that all or any warrants will be exercised. Regardless of the number of warrants exercised, we expect to incur offering expenses estimated at $20,000 for legal, accounting, printing and other costs of the offering. Since we do not know that any warrants will be exercised and there is no requirement that any minimum number of the warrants be exercised, there are no escrow provisions. Any proceeds that are received will be immediately available to Bronze Marketing to provide additional working capital to be used for general corporate purposes. Proceeds have not been specifically allocated, and the exact uses of the proceeds will depend on the amounts received and the timing of receipt. Management's general intent is to use whatever additional funds may be generated from warrant exercise to finance additional artwork (i.e. sculptures).

                 MARKET INFORMATION & DIVIDEND POLICY

     The common stock of Bronze Marketing is quoted on the National Association of Securities Dealers, Inc. Electronic Bulletin Board under the symbol "BNZE", but has not been traded in the over-the-counter market except on a very limited and sporadic basis. The only bid quotation has been $.50. The above price represents interdealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions. As of September 21, 1999, there were about 47 record holders of the common stock.

DIVIDEND POLICY

     Bronze Marketing has not previously paid any cash dividends on common stock and does not anticipate or contemplate paying dividends on common stock in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the business. The only restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law. Under Nevada corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy outstanding liquidation preferences.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with the financial statements of Bronze Marketing and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed will necessarily continue into the future or that any conclusion reached will necessarily be indicative of actual operating results in the future. The discussion represents only the best present assessment of management.

PLAN OF OPERATIONS.

     Bronze Marketing was only recently incorporated on May 1, 1997, has not generated significant revenues from operations and is still considered a development stage company. Management's plan of operation for the next twelve months is to use any funds received from exercise of warrants in this offering to provide financing for the creation of additional works of art and increased marketing exposure of the artworks, and also to provide general working
capital during the next twelve months.   Under this plan of operations Bronze
Marketing has no specific capital commitments and the timing of expenditures will depend upon the receipt of additional funds from warrant exercise or elsewhere, none of which is assured. Cash flows will also depend upon the timing of sale of the artwork, which is also not assured, and receipt of the proceeds from these sales. There have not been any sales during 1998 or 1999. If necessary, management may auction or liquidate the existing inventory of sculptures in which Bronze Marketing has acquired an interest through online auctioning of the pieces using Internet sites that feature online auctions of sculptures and other art. Management believes this will allow Bronze Marketing to liquidate the existing inventory as promptly as possible, if that becomes necessary. Management believes the existing inventory can be auctioned for half or more of its retail value, and has discounted the inventory on the books to half its retail value.

     As soon as possible after Bronze Marketing receives the proceeds from these sales and/or receives additional funds from warrant exercise, management will use the funds to pay for the casting cost of additional limited edition copies of those sculptures which management and the artist believe have the best market potential. Management believes that with the additional funding it could receive from warrant exercise in this offering, Bronze Marketing could provide sufficient financing for more copies of artwork to be made and placed on consignment to increase marketing exposure. Management is hopeful that increased marketing exposure will result in increases in sales sufficient to generate enough revenue to Bronze Marketing to become profitable. However, we are not assured of this nor do we know how much may be raised from warrant exercise, because we do not know if all or any minimum number of the warrants will be exercised.

                               BUSINESS

HISTORY AND DEVELOPMENT OF BRONZE MARKETING

     Bronze Marketing, Inc. was recently incorporated under the laws of the State of Nevada on May 1, 1997. In connection with its organization, the founders contributed $5,400 cash to initially capitalize Bronze Marketing in exchange for 900,000 shares of common stock.

     On May 22, 1997, Bronze Marketing commenced a public offering of up to 100,000 shares of its common stock, in reliance upon Rule 504 of Regulation D, promulgated by the U.S. Securities & Exchange Commission under the Securities Act of 1933. The offering closed in July, 1997. Bronze Marketing sold 100,000 shares of common stock, at $.35 per share, and raised gross proceeds of $35,000. This increased the total issued and outstanding common stock to 1,000,000 shares.

BUSINESS OF BRONZE MARKETING

     Bronze Marketing was formed to raise capital from public offerings of its securities, and use the capital or net proceeds from the offering to provide inventory financing to facilitate the marketing and sale of bronze sculptures and other artwork created by Michael Hamby, dba Michael Hamby Studios. Michael Hamby is the brother of the President of Bronze Marketing, Heather Hamby. Mr. Hamby is a freelance artist who has been engaged in business for the past several years creating, producing and marketing sculptures, paintings and illustrations. Mr. Hamby has developed a specialty in bronze sculptures and has created almost two dozen original bronze sculptures which are being re-produced and marketed in limited editions of as few as seven and as many as one thousand copies per edition. These limited edition copies are being offered to the public at prices ranging from $300 to $38,000 per copy, depending on the particular sculpture and the number of copies in the edition.

     To provide increased exposure to the public of the bronze sculptures, increase public awareness of Mr. Hamby's artwork, and reach greater numbers of people who might be interested in acquiring the artwork, both Mr. Hamby and management of Bronze Marketing believe it is necessary to have these limited edition copies on display in as many art galleries as possible, as well as other retail outlets which are frequented by potential art purchasers. Mr. Hamby has found that the art galleries and retail outlets are typically willing to take and display the items only on a consignment basis. Due to the lack of available financing, Mr. Hamby has been unable to effect any widespread distribution of his artwork on consignment. Consequently, management of Bronze Marketing entered into an arrangement with Mr. Hamby's studio under which Bronze Marketing agreed to raise capital through securities offerings, and use the net proceeds to provide financing. In return, Mr. Hamby agreed that Bronze Marketing will be entitled to a portion of the gross proceeds received from the marketing and sale of the artwork. Under this arrangement, Bronze Marketing advanced funds to pay for the cost of casting copies of Mr. Hamby's limited edition bronze sculptures. This cost typically is about 18-22% of the retail price. Mr. Hamby then arranged for these copies to be placed on consignment with art galleries or other retail outlets where they are on display to be seen by the patrons of these establishments. Upon any sale, Bronze Marketing is entitled to a portion of the gross proceeds.

     On September 1, 1999, Bronze Marketing and Mr. Hamby revised the arrangement. Bronze Marketing took ownership of the remaining sculpture inventory as payment in full of the advances, notes receivable and accrued interest owed to it. Bronze Marketing has discounted the inventory on its books to half the retail value. The existing inventory has a retail value of $46,900 but if necessary to provide liquidity, management may liquidate the existing inventory of sculptures in which Bronze Marketing has acquired an interest through online auctioning of the pieces using Internet sites that feature online auctions of sculptures and other art. Management believes the existing inventory can be sold or auctioned for half or more of its retail value. Bronze Marketing and Mr. Hamby also revised the arrangement for additional bronze sculptures in the future. Under the new formula worked out between Bronze Marketing and Mr. Hamby, Bronze Marketing will be entitled to recoup the amount it provides to pay the casting cost, plus receive 50% of the balance of the proceeds from any sale. To the extent any funds become available from warrant exercise or from sale of the existing inventory, Bronze Marketing will pay the casting cost, but only of two sculptures which management of Bronze Marketing and Mr. Hamby believe have the best market potential. One sculpture titled "Wapiti"is a larger than life size statue of a bull elk. The other is a sculpture of a cowboy titled "Cowboy's Day Off" which can be made in a three foot size or life size. Mr. Hamby has received indications from an art gallery regarding sales of these sculptures which the gallery believes could have been made from stock on hand if the gallery had one or more copies in its inventory. Based on these indications, management of Bronze Marketing and Mr. Hamby believe these two sculptures have the best current market potential. Without pre-casting the sculptures to allow for sale from stock on hand with immediate delivery, it takes several months to produce and deliver a sculpture. However, even with pre-casting, there is no assurance of the amount of sales, if any, there might be under this arrangement, nor do we know how long it may be from the time Bronze Marketing pays for the production cost of a sculpture and the time, if ever, that Bronze Marketing will receive any proceeds from the sale.

PRODUCTS AND SERVICES

     Bronze Marketing's current inventory of Mr. Hamby's original sculptures include the following:

TITLE AND DESCRIPTION                     No.        Retail Price
                                          acquired

"GUS" (Cowboy bust, 1st in series of four) 1         $ 1,400

"COWBOY BOOTS"                            10         $ 1,100

"THE MOUNTAIN MAN" (Hunter with Bird)      2         $ 4,400

"SUPPER TIME" (Bald Eagle with Trout)      1         $ 2,800

"SPIRITS IN THE WIND" (Lodge Pole)         2         $ 9,600

"CHALLENGE ON THE YELLOWSTONE"             1         $ 4,800

"A SIGN OF PEACE"                          1         $ 5,200

"WAR HORSE" (Indians protector dressed forbattle) 3  $ 3,600


"WISDOM OF A CHIEF" (Indian figure)        2         $ 4,400

"RUNNIN THUNDER" (Buffalo)                  1        $ 1,400

"MONTANA REX" (Bull)                        1        $ 2,400

"TRUTH IN JUSTICE" (Bald Eagle in Justice)1          $ 5,800

COMPETITION

     The marketing of artwork in general and bronze sculptures in particular is a business which is intensely competitive, with many artists who have a more widespread reputation than Mr. Hamby, and many providers who have greater technical expertise, financial resources and marketing capabilities than we do. We do not know if we will be able to overcome competitive disadvantages we face as a small, start up company with limited capital. If Bronze Marketing cannot compete effectively, regardless of the success of this offering, it will not succeed.

FACILITIES AND EMPLOYEES

      Bronze Marketing presently has no lease or office facilities but will use the address of its President without charge for the time being. The President will work out of her home until Bronze Marketing commences active business operations and has the need to lease commercial office space and the ability to pay for the facilities. As of the date of this prospectus, Bronze Marketing has no full-time employees.

                        AVAILABLE INFORMATION

     We filed a registration statement on Form SB-2 with the United States

Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Bronze Marketing and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

     As of the date of this prospectus, we became subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

     Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Bronze Marketing, Inc., 426 South 1000 East, #704, Salt Lake City, Utah 84102.

                              MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table shows the directors, executive officers and other significant employees of Bronze Marketing, their ages, and all offices and positions with Bronze Marketing. Each director is elected for a period of one year and thereafter serves until a successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the board of directors.

                         Term Served As  Positions
Name of DirectorAge      Director/OfficerWith Company
                         Since inception
Heather Hamby29                         President, Secretary-
                                        Treasurer & Director


     This individual will serve as the sole officer and director of Bronze

Marketing. A brief description of her background and business experience follows:

     HEATHER HAMBY has been engaged in the fashion modeling industry for the past several years. After graduation from high school in 1987, Ms. Hamby attended college for two years, and then began a modeling career, initially in New York City. One year later, she received a modeling contract with McCarty Modeling Agency in Salt Lake City, Utah. In 1991, she began working for Kutte
- Le Gunn Modeling Agency and pursued her career there until 1996. In 1994 she began working with various Conventions and Trade Shows for a wide variety of companies nationwide, and is currently working as an independent model with Nordstrom Fashion Trend Shows. Ms. Hamby is the sister of Mike Hamby.

     There are no arrangements or understandings regarding how long a director of Bronze Marketing is to serve in that capacity.

EXECUTIVE COMPENSATION

     Bronze Marketing was only recently incorporated, and has not paid any compensation to its executive officer and director to date. Bronze Marketing has no employment agreement with nor key man life insurance on management. Management is entitled to reimbursement of any out of pocket expenses reasonably and actually incurred on behalf of Bronze Marketing. The officer does not devote full time or a significant amount of time to the affairs of Bronze Marketing, is not a full time employee and does not receive any salary or wage. We do not know how long this arrangement may continue, nor do we know how long the services of the officer will continue to be available.

                         CERTAIN TRANSACTIONS

     In connection with the organization of Bronze Marketing, its officers, directors and other stockholders paid an aggregate of $5,400 cash to purchase 900,000 shares of Common Stock of Bronze Marketing at a price of $.006 per share. See "Principal Shareholders."

     In July, 1997, Bronze Marketing completed an offering under Regulation D, Rule 504 as promulgated by the Securities and Exchange Commission and sold 100,000 shares of common stock, at $.35 per share, and raised gross proceeds of $35,000. These are free-trading shares.

     Bronze Marketing has the business arrangement with Michael Hamby
Studios, previously described in the business section of this prospectus. Michael Hamby is the brother of the President of Bronze Marketing, Heather Hamby. He is not an officer, director or shareholder of Bronze Marketing, but because of the business arrangement with Bronze Marketing, may be regarded as engaged in the distribution of the securities of Bronze Marketing, within the meaning of Section 2(11) of the Securities Act of 1933.

CONFLICTS OF INTEREST

     Other than as described in this prospectus Bronze Marketing is not expected to have significant further dealings with affiliates. However, if there are these dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently none of the officers and directors have any transactions which they contemplate entering into with Bronze Marketing, aside from the matters described in this prospectus.

     Management will attempt to resolve any conflicts of interest that may arise in favor of Bronze Marketing. Failure to do so could result in fiduciary liability to management.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an
improper personal benefit.    The by-laws indemnify officers and directors to
the full extent permitted by Nevada law. The by-laws with these exceptions eliminate any personal liability of a director to Bronze Marketing or its shareholders for monetary damages for the breach of a director's fiduciary duty. Therefore a director cannot be held liable for damages to Bronze Marketing or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director. The Articles provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons under the foregoing provisions or otherwise, Bronze Marketing has been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                        PRINCIPAL SHAREHOLDERS

     The following table gives stock ownership information for any officer, director, or other stockholder who we know to be a beneficial owner of more that 5% of our stock. A beneficial owner of stock is any person who has or shares the power to decide how to vote or whether to dispose of the stock.

                      Title of  Amount & Nature of                 % of
Name and Address       Class    Beneficial Ownership               Class

Heather Hamby          Common      500,000 shares                    50%
426 S. 1000 E. #704
SLC, UT 84102

Lynn Dixon
311 S. State, #460     Common      400,000 shares                    40%
SLC, UT 84111

All officers and
directors as a group   Common      500,000 shares                    50%
(1 person)


     The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership. See "Certain Transactions."

                      DESCRIPTION OF SECURITIES

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the articles of incorporation and bylaws, copies of which will be furnished to an investor upon written request. See "Additional Information."

COMMON STOCK

     Bronze Marketing is presently authorized to issue 24,000,000 shares of common stock. Bronze Marketing presently has 1,000,000 shares of common stock outstanding. Bronze Marketing has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares in this offering. The shares of common stock to be issued on completion of the offering will be, when issued according to the terms of the offering, fully paid and non-assessable.

     The holders of common stock, including the shares in this offering, are entitled to equal dividends and distributions, per share, on the common stock when, as and if declared by the board of directors from funds legally available for that. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of Bronze Marketing nor are any common shares subject to redemption or convertible into other securities of Bronze Marketing. Upon liquidation, dissolution or winding up of Bronze Marketing, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote on the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors.

PREFERRED STOCK

     Bronze Marketing is also presently authorized to issue 1,000,000 shares of preferred stock. Under the articles of incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of Bronze Marketing without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The board of directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Nevada Secretary of State, or copies may be obtained from Bronze Marketing.

WARRANTS

     Bronze Marketing has declared a distribution of 1,000,000 common stock purchase warrants to shareholders of record as of __________, 1999. The warrants are exercisable at $1.00 per share, until June 30, 2002, upon effectiveness of registration of the warrants and underlying shares.

          (a) Bronze Marketing may redeem all or a portion of the warrants, at $.01 per warrant, at any time upon 30 days' prior written notice to the warrant holders. The warrants may be redeemed whether or not a current registration statement is in effect. Any warrant holder who does not exercise his warrants before the Redemption Date, as set forth on the Notice of Redemption, will forfeit his right to purchase the shares of common stock underlying the warrants, and after the Redemption Date any outstanding warrants referred to in the Notice will become void and be canceled. If we do not redeem the warrants, they will expire at the conclusion of the exercise period unless extended by Bronze Marketing.

          (b) Bronze Marketing may at any time, and from time to time, extend the exercise period of the warrants if written notice of the extension is given to the warrant holders before the expiration date. Also, Bronze Marketing may, at any time, reduce the exercise price by written notification to the holders. We do not presently contemplate any extensions of the exercise period or reduction in the exercise price of the warrants.

          (c) The warrants contain anti-dilution provisions on the occurrence of events like stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up of Bronze Marketing, warrant holders will not be entitled to participate in the assets of Bronze Marketing. Warrant holders have no voting, preemptive, liquidation or other rights of a stockholder of a company, and no dividends may be declared on the warrants.

          (d) The warrants may be exercised by surrendering to Bronze Marketing, a warrant certificate evidencing the warrants to be exercised, with the exercise form included duly completed and executed, and paying to Bronze Marketing the exercise price per share in cash or check payable to Bronze Marketing. Stock certificates will be issued as soon thereafter as practicable.

          (e) The warrants will not be exercisable unless the warrants and the shares of common stock underlying the warrants are registered or otherwise qualified in applicable jurisdictions.

          (f) The warrants are nontransferable by their terms, cannot be transferred without the consent of Bronze Marketing and will be "restricted securities" under the definition of that term used in Rule
     144. The warrants will be stamped with a restrictive legend.

                   SHARES ELIGIBLE FOR FUTURE SALE

     Of the 1,000,000 shares of common stock outstanding before the exercise of any warrants, 100,000 shares are currently freely tradeable. In addition, the 1,000,000 shares of common stock underlying the warrants will also be freely tradeable into the public market immediately upon issuance. Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock. Furthermore, all of the remaining shares of common stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold, under Rule 144, into any public market that may exist for the common stock. Future sales by current shareholders could depress the market prices of the common stock in any market.

     In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of an issuer, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; if at least one year has elapsed since the restricted securities being sold were acquired from the issuer or any affiliate of the issuer, and certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the issuer or an affiliate of the issuer, a person who has not been an affiliate of the issuer for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount.

                         PLAN OF DISTRIBUTION

     This prospectus and the registration statement of which it is part relate to the offer and sale of 1,000,000 shares of common stock of Bronze Marketing to be issued upon the exercise of the warrants at an exercise price of $1.00 per share. The warrants will be distributed as a dividend on the common stock of Bronze Marketing to all shareholders of record as of __________, 1999. The warrants are exercisable until June 30, 2002, if this prospectus is still current or has been updated.

     The offering will be managed by Bronze Marketing without an underwriter, and the shares will be offered and sold by Bronze Marketing, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. Bronze Marketing will pay the costs of preparing, mailing and distributing this prospectus to holders of the warrants. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this prospectus to the beneficial owners of securities held of record by them, and the custodians will be reimbursed for their expenses.

     We do not know that all or any shares will be sold, and there is no requirement nor escrow provisions to assure that any minimum amount of warrants will be exercised. All funds received upon the exercise of any warrants will be immediately available to Bronze Marketing for its use.

EXERCISE PROCEDURES

     The warrants may be exercised in whole or in part by presentation of the warrant certificate, with the purchase form on the reverse side filled out and signed at the bottom, together with payment of the exercise price and any applicable taxes at the principal office of Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the exercise price shall be made in lawful money of the United States of America in cash or by cashier's or certified check payable to the order of "Bronze Marketing, Inc., Warrant Exercise Account."

     All holders of warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to Bronze Marketing and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying common stock. It is presently estimated that certificates for the shares of common stock will be available for delivery in Salt Lake City, Utah at the close of business on the tenth business day after the receipt of all required documents and funds.

                            LEGAL MATTERS

     To the knowledge of management, there is no material litigation pending or threatened against Bronze Marketing. The validity of the issuance of the shares in this offering will be passed upon for Bronze Marketing by Thomas G. Kimble & Associates, Salt Lake City, Utah.

                               EXPERTS

     The December 31, 1998 financial statements of Bronze Marketing, included in this prospectus have been examined by Pritchett, Siler & Hardy, P.C., independent certified public accountants, as indicated in their report on the financial statements, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                      FINANCIAL STATEMENTS

                        DECEMBER 31, 1998

























                 PRITCHETT, SILER & HARDY, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]




                            CONTENTS

                                                           PAGE

        -  Independent Auditor's Report                      1


        -  Balance Sheet, December 31, 1998                  2


        -  Statements of Operations, for the year ended
            December 31, 1998 and for the periods
            from inception on May 1, 1997 through
            December 31, 1997 and 1998                       3


        -  Statement of Stockholders' Equity, from
            inception on May 1, 1997 through
            December 31, 1998                                4


        -  Statements of Cash Flows, for the year ended
            December 31, 1998 and for the periods
            from inception on May 1, 1997 through
            December 31, 1997 and 1998                       5


        -  Notes to Financial Statements                 6 - 9

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
BRONZE MARKETING, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Bronze Marketing, Inc. [a development stage company] at December 31,
1998, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1998 and for the periods from inception on May 1, 1997 through December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Bronze Marketing, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998 and for the periods from inception through December 31, 1997 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 6 to the financial statements, the Company has incurred losses since its inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/  Pritchett, Siler & Hardy, P.C.


March 17, 1999
Salt Lake City, Utah

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                          BALANCE SHEET


                             ASSETS

                                                      December 31,
                                                          1998
                                                      ___________
CURRENT ASSETS:
  Cash in bank                                          $      24
  Advance receivable - related party                        9,000
  Interest receivable - related party                       2,554
                                                      ___________
        Total Current Assets                               11,578
                                                      ___________
OTHER ASSETS:
  Notes receivable - related party                         36,489
  Organization costs, net                                     666
                                                      ___________
        Total Other Assets                                 37,155
                                                      ___________
        Total Assets                                    $  48,733
                                                      ___________


              LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                      $       -
  Advance from shareholders                                14,000
                                                      ___________
                                                           14,000

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   24,000,000 shares authorized,
   1,000,000 shares issued and
   outstanding                                              1,000
  Capital in excess of par value                           34,476
  Deficit accumulated during the
    development stage                                        (743)
                                                      ___________
        Total Stockholders' Equity                         34,733
                                                      ___________
                                                        $  48,733
                                                      ___________



  The accompanying notes are an integral part of this financial statement.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]


                    STATEMENTS OF OPERATIONS


                                                 From Inception
                                                   on May 1,
                                    For the       1997 Through
                                   Year Ended     December 31,
                                  December 31, __________________
                                      1998       1997      1998
                                  ___________  ________  ________

REVENUE:
  Sales Royalties                   $      -   $ 2,079   $ 2,079
  Interest Income                      2,554         -     2,554
                                  ___________  ________  ________

EXPENSES:
  General and Administrative          (3,058)   (2,318)   (5,376)
                                  ___________  ________  ________

LOSS BEFORE INCOME TAXES                (504)     (239)     (743)

CURRENT TAX EXPENSE                        -         -         -

DEFERRED TAX EXPENSE                       -         -         -
                                  ___________  ________  ________

NET LOSS                            $  (504)   $  (239)  $  (743)
                                  ___________  ________  ________

LOSS PER COMMON SHARE               $  (.00)   $  (.00)  $  (.00)
                                  ___________  ________  ________




















 The accompanying notes are an integral part of these financial statements.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                STATEMENT OF STOCKHOLDERS' EQUITY

            FROM THE DATE OF INCEPTION ON MAY 1, 1997

                    THROUGH DECEMBER 31, 1998



                                                            Capital    Deficit
                      Preferred Stock      Common Stock        in    Accumulated
                     _________________ ____________________  Excess   During the
                                                             of Par  Development
                      Shares   Amount    Shares    Amount    Value      Stage
                     ________ ________ __________ _________ ________ ___________
BALANCE, May 1, 1997       -  $     -          -  $      -  $     -  $      -

Issuance of 900,000
 shares common stock
 for cash, May 7,
 1997 at $.006 per
 share                     -        -    900,000       900    4,500         -

Issuance of 100,000
 shares common stock
 for cash, July, 1997
 at $.35 per share,
 net of offering
 costs of $4,924           -        -    100,000       100   29,976         -

Net loss for the
 period ended
 December 31, 1997         -        -          -         -        -      (239)
                     ________ ________ __________ _________ ________ ___________
BALANCE,
 December 31, 1997         -        -  1,000,000     1,000   34,476      (239)

Net loss for the
 period ended
 December 31, 1998         -        -          -         -        -      (504)
                     ________ ________ __________ _________ ________ ___________
BALANCE,
 December 31, 1998         -  $     -  1,000,000  $  1,000  $34,476  $   (743)
                     ________ ________ __________ _________ ________ ___________


















  The accompanying notes are an integral part of this financial statement.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                    STATEMENTS OF CASH FLOWS

                                                       From Inception
                                                         on May 1,
                                         For the        1997 Through
                                        Year Ended      December 31,
                                        December 31, ___________________
                                           1998         1997     1998
                                       ____________  _________ _________
Cash Flows From Operating Activities:
  Net loss                              $   (504)    $   (239) $   (743)
  Adjustments to reconcile net
    loss  to net cash used by
    operating activities:
    Amortization Expense                     200          134       334
    Change in assets and liabilities:
     (Increase) decrease in interest
      receivable                          (2,554)           -    (2,554)
     Increase (decrease) in accounts
      payable                               (300)         300         -
                                       ____________  _________ _________
        Net Cash (Used) by Operating
         Activities                       (3,158)         195    (2,963)
                                       ____________  _________ _________
Cash Flows From Investing Activities:
  Payment of organization costs                -       (1,000)   (1,000)
  (Increase) in note receivable -
   related party                               -      (36,489)  (36,489)
  (Increase) in advance receivable -
   related party                          (9,000)           -    (9,000)
                                       ____________  _________ _________
        Net Cash (Used) by Investing
         Activities                       (9,000)     (37,489)  (46,489)
                                       ____________  _________ _________
Cash Flows From Financing Activities:
  Proceeds from common stock issuance          -       40,400    40,400
  Proceeds from advance from
   shareholder                            10,500        3,500    14,000
  Stock Offering Costs                         -       (4,924)   (4,924)
                                       ____________  _________ _________
        Net Cash Provided by Financing
         Activities                       10,500       38,976    49,476
                                       ____________  _________ _________
Net Increase (Decrease) in Cash           (1,658)       1,682        24

Cash at Beginning of Period                1,682            -         -
                                       ____________  _________ _________
Cash at End of Period                   $     24     $  1,682  $     24
                                       ____________  _________ _________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                            $      -     $      -  $      -
    Income taxes                        $      -     $      -  $      -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the year ended December 31, 1998:
     None

  For the period ended December 31, 1997:
     None

 The accompanying notes are an integral part of these financial statements.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on May 1, 1997. The Company initially engaged in the business of providing inventory financing to facilitate the marketing of bronze artwork and sculptures created by a relative of the Company's President. The Company received royalties from the sale of the Inventory. However, during 1998 the Company restructured its business plans and currently is holding interest bearing notes. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company has not generated significant revenues and is considered a development stage company as defined in SFAS No. 7.

  Organization Costs - The Company is amortizing its organization costs, which reflect amounts expended to organize the Company, over sixty [60] months using the straight line method.

  Revenue Recognition - The Company recognizes revenue from sales royalties in the period when the underlying sales take place.

  Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards
  (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earning per share when the effect is dilutive. [See Note 7]

  Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and
  Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities." were recently issued. These accounting standards have no current applicability to the Company or their effect on the financial statements would not have been significant.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS


NOTE 2 - ADVANCES AND NOTE RECEIVABLE - RELATED PARTY

  During 1998, the Company made advances for the casting of sculptures amounting to $9,000. These amounts have not yet been secured by a note receivable and the Company has not accrued interest on the balance. The advances were made to an entity owned by the brother of the Company's President.

  During 1997, the Company made advances for the casting of sculptures amounting to $36,489. The advances were made to an entity owned by the brother of the Company's President. The advances were converted to a note receivable during January, 1998. The note provides for interest at 7 percent per annum and is due January 1, 2000. The note also provides for payments to be made as certain related sculptures are sold. As of December 31, 1998, no payments had been received on the Note [See Note 5].

NOTE 3 - CAPITAL STOCK

  Common Stock - During May, 1997, in connection with its organization, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $5,400 (or $.006 per share).

  Public Offering of Common Stock - The Company made a public offering of 100,000 shares of its previously authorized but unissued common stock. This offering was exempt from registration with the Securities and Exchange Commission under Rule 504 of Regulation D as promulgated under the Securities Act of 1933, as amended. The offering price of $.35 per share was arbitrarily determined by the Company. The offering was managed by the Company without any underwriter. The shares were offered and sold by an officer of the Company, who received no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company incurred stock offering costs of $4,924 in connection with the stock offering. The stock offering costs have been netted against the proceeds of the public stock offering.

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at December 31, 1998.

NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 1998, an operating loss carryforward of approximately $700, which may be applied against future taxable income and which expires in various years through 2018.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES [Continued]


  The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward the Company has established a valuation allowance equal to the amount of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $250 as of December 31, 1998, with an offsetting valuation allowance at December 31, 1998 of the same amount. The change in the valuation allowance for 1998 is approximately $170.

NOTE 5 - RELATED PARTY TRANSACTIONS

  Management   Compensation  -  The  Company  has  not   paid   any
  compensation to its officers and directors as the services provided by them to date have only been nominal.

  Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use her office as a mailing address, as needed, at no expense to the Company.

  Advance From Shareholders - During 1998, a shareholder of the Company advanced a total of $10,500 to the Company. The advances are due upon demand and do not accrue interest

  During 1997, two shareholders of the Company advanced a total of $3,500 to the Company. The advances are due upon demand and do not accrue interest.

  Marketing Arrangement - The Company had entered into an arrangement with the brother of the Company's President, who is a freelance artist and who has an inventory of original bronze sculptures which are being re-produced and marketed in limited editions. The Company raised capital to provide financing to produce limited edition bronze sculptures which will be placed in art studios and galleries on consignment. Upon the ultimate sale of the sculptures the Company was to receive the casting costs plus an amount from 3 to 7 percent of the underlying sales proceeds depending upon the level of sales achieved. As of
  December  31,  1997 the Company had received payments  of  $2,079 based on sales.

  Advance and Note Receivable - On January 1, 1998, the above marketing arrangement was amended to include the conversion of the advances to a note receivable for $36,489. Specific sculptures were also identified as collateral for the Note. The note matures on January 1, 2000 but provides for payments as specific sculptures are sold. The note also provides for interest at 7 percent per annum.

  During 1998 the Company made additional advances for the production of sculptures totaling $9,000 which have not yet been converted to a note payable. No interest has been accrued on the additional advances.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 6 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception, has current liabilities in excess of current assets of $2,422 and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7 -LOSS PER SHARE

  The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock for the year ended December 31, 1998 and for the periods from inception through December 31, 1997 and 1998:



                                                       From Inception
                                                         on May 1,
                                         For the        1997 Through
                                        Year Ended      December 31,
                                        December 31, ___________________
                                           1998         1997     1998
                                       ____________  _________ _________
   Income (loss) from continuing
    operations applicable to
    common stock                        $    (504)   $   (239) $   (743)

   Less: preferred dividends                    -           -         -
                                       ____________  _________ _________
   Income (loss) available to common
   Stockholders used in loss per share  $    (504)   $   (239) $   (743)
                                       ____________  _________ _________
   Weighted average number of common
    shares outstanding during the
    period used in earnings (loss)
    per share                           1,000,000     956,590   982,608
                                       ____________  _________ _________

  Dilutive loss per share was not presented, as the Company had no common equivalent share for all periods presented that would effect the computation of diluted loss per share.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                          BALANCE SHEET

            [Unaudited - See Accountant's Disclaimer]

                             ASSETS

                                                        June 30,
                                                          1999
                                                      ___________
CURRENT ASSETS:
  Cash in bank                                         $      133
                                                      ___________
        Total Current Assets                                  133
                                                      ___________

OTHER ASSETS:
  Receivables - related party, net                         23,450
                                                      ___________
        Total Other Assets                                 23,450
                                                      ___________
                                                       $   23,583
                                                      ___________

              LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                      $   1,600
  Advance from shareholders                                14,300
                                                      ___________
        Total Current Liabilities                          15,900
                                                      ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   24,000,000 shares authorized,
   1,000,000 shares issued and
   outstanding                                              1,000
  Capital in excess of par value                           34,476
  (Deficit) accumulated during the
    development stage                                     (27,793)
                                                      ___________
        Total Stockholders' Equity                          7,683
                                                      ___________
                                                        $  23,583
                                                      ___________



  The accompanying notes are an integral part of this financial statement.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]


                     STATEMENT OF OPERATIONS

            [Unaudited - See Accountant's Disclaimer]

                              For the            For the
                            Three Month         Six Month
                            Period Ended       Period Ended    From Inception
                              June 30,           June 30,         on May 1,
                        ___________________ ___________________ 1997 Through
                          1999      1998      1999      1998    June 30, 1999
                        _________ _________ _________ _________ _____________

REVENUE:
  Sales Royalties       $      -  $      -  $      -  $      -   $    2,079
  Interest Income -
   related party             630       630     1,267     1,267        3,821
                        _________ _________ _________ _________ _____________

        Total Revenues       630       630     1,267     1,267        5,900
                        _________ _________ _________ _________ _____________

EXPENSES:
  General and
   Administrative             67        49     1,791     2,627        7,167
  Bad debt expense -
   related party               -         -    25,860         -       25,860
                        _________ _________ _________ _________ _____________

        Total Expenses        67        49    27,651     2,627       33,027
                        _________ _________ _________ _________ _____________

INCOME (LOSS) BEFORE
  INCOME TAXES               563       581   (26,384)   (1,360)     (27,127)

CURRENT TAX EXPENSE            -         -         -         -            -

DEFERRED TAX EXPENSE           -         -         -         -            -
                        _________ _________ _________ _________ _____________

INCOME (LOSS) FROM
  CONTINUING OPERATIONS
  BEFORE CHANGE IN
  ACCOUNTING PRINCIPLE       563       581   (26,384)   (1,360)     (27,127)

CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING
  PRINCIPLE                    -         -      (666)        -         (666)
                        _________ _________ _________ _________ _____________

NET INCOME (LOSS)       $    563  $    581  $(27,050) $ (1,360)  $  (27,793)
                        _________ _________ _________ _________ _____________

INCOME (LOSS) PER COMMON
  SHARE:
  Continuing operations $    .00  $    .00  $   (.03) $   (.00)  $     (.03)
  Cumulative effect of
   change in accounting
   principle                   -         -      (.00)        -         (.00)
                        _________ _________ _________ _________ _____________

  Net Income (Loss)     $    .00  $    .00  $   (.03) $   (.00)  $     (.03)
                        _________ _________ _________ _________ _____________



 The accompanying notes are an integral part of these financial statements.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                     STATEMENT OF CASH FLOWS

            [Unaudited - See Accountant's Disclaimer]

                                                 For the
                                                Six Month
                                               Period Ended   From Inception
                                                 June 30,       on May 1,
                                           ___________________ 1997 Through
                                             1999      1998    June 30, 1999
                                           _________ _________ _____________

Cash Flows From Operating Activities:
  Net income (loss)                        $(27,050) $ (1,360)   $(27,793)
  Adjustments to reconcile net loss to
   net cash used by operating activities:
   Bad debt expense - related party          25,860         -      25,860
   Amortization expense                           -       100         334
   Effect of change in accounting
    principle                                   666         -         666
   Change in assets and liabilities
    (Increase) in interest receivable -
     related party                           (1,267)   (1,267)     (3,821)
     Increase in accounts payable             1,600     2,017       1,600
                                           _________ _________ _____________

        Net Cash Used by Operating
         Activities                            (191)     (510)     (3,154)
                                           _________ _________ _____________

Cash Flows From Investing Activities:
  (Increase) in notes receivable -
   related party                                  -         -     (36,489)
  (Increase) in advances - related party          -    (9,000)     (9,000)
  Payment of organization costs                   -         -      (1,000)
                                           _________ _________ _____________

        Net Cash Used by Investing
         Activities                               -    (9,000)    (46,489)
                                           _________ _________ _____________

Cash Flows From Financing Activities:
  Proceeds from common stock issuance             -         -      40,400
  Proceeds from advance from shareholder        300    10,000      14,300
  Payment of stock Offering Costs                 -         -      (4,924)
                                           _________ _________ _____________

        Net Cash Provided by Financing
         Activities                             300    10,000      49,776
                                           _________ _________ _____________

Net Increase in Cash                            109       490         133

Cash at Beginning of Period                      24     1,682           -
                                           _________ _________ _____________

Cash at End of Period                      $    133  $  2,172    $    133
                                           _________ _________ _____________













                           [Continued]

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

                     STATEMENT OF CASH FLOWS

            [Unaudited - See Accountant's Disclaimer]

                                                 For the
                                                Six Month
                                               Period Ended   From Inception
                                                 June 30,       on May 1,
                                           ___________________ 1997 Through
                                             1999     1998    June 30, 1999
                                           _________ _________ _____________
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                               $      -  $      -    $      -
    Income taxes                           $      -  $      -    $      -

Supplemental Schedule of Noncash Investing and Financing
Activities:
  For the period ended June 30, 1999:
     The Company expensed organizational costs in accordance with Statement of Position 98-5.

     The Company reduced related party receivables and advances to their estimated net realizable value.



































 The accompanying notes are an integral part of these financial statements.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on May 1, 1997. The Company initially engaged in the business of providing inventory financing to facilitate the marketing of bronze artwork and sculptures created by a relative of the Company's President. The Company received royalties from the sale of the Inventory. However, during 1999 the Company has restructured its business plans and currently plans to market and sell bronze artwork and sculptures which are created by the relative. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company has not generated significant revenues and is considered a development stage company as defined in SFAS No. 7.

  Interim Financial Statements - The accompanying interim financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1999 and for all the periods presented have been made.

  Organization  Costs - Organization costs, which  reflect  amounts expended to organize the Company, amounted to $1,000. During 1999, the remaining $666 in organizational cost were expensed in accordance with Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities".

  Revenue Recognition - The Company recognizes revenue from royalties in the period when the underlying sales take place. Revenue from sales are recognized in the period the sales take place.

  Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards
  (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earning per share when the effect is dilutive. [See Note 6]

  Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

NOTE 2 - CAPITAL STOCK

  Common Stock - During May, 1997, in connection with its organization, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $5,400 (or $.006 per share).

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

  Public Offering of Common Stock - The Company made a public offering of 100,000 shares of its previously authorized but unissued common stock. This offering was exempt from registration with the Securities and Exchange Commission under Rule 504 of Regulation D as promulgated under the Securities Act of 1933, as amended. The offering price of $.35 per share was arbitrarily determined by the Company. The offering was managed by the Company without any underwriter. The shares were offered and sold by an officer of the Company, who received no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company incurred stock offering costs of $4,924 in connection with the stock offering. The stock offering costs have been netted against the proceeds of the public stock offering.

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 1999.

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at June 30, 1999, an operating loss carryforward of approximately $1,933, which may be applied against future taxable income and which expires in various years through 2019.

  The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward the Company has established a valuation allowance equal to the amount of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $4,000 as of June 30, 1999, with an offsetting valuation allowance at June 30, 1999 of the same amount. The change in the valuation allowance for the six months ended June 30, 1999 is approximately $3,750.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management   Compensation  -  The  Company  has  not   paid   any
  compensation to its officers and directors as the services provided by them to date have only been nominal.

  Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use her office as a mailing address, as needed, at no expense to the Company.

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTIONS [Continued]

  Advance  From  Shareholders - During 1999, a shareholder  of  the
  Company  advanced a total of $300 to the Company.   The  advances
  are due upon demand and do not accrue interest.

  During 1998, a shareholder of the Company advanced a total of $10,500 to the Company. The advances are due upon demand and do not accrue interest.

  During 1997, two shareholders of the Company advanced a total of $3,500 to the Company. The advances are due upon demand and do not accrue interest.

  Note Receivable/Advances - The Company had entered into an arrangement with the brother of the Company's President, who is a freelance artist and who has an inventory of original bronze sculptures which are being re-produced and marketed in limited editions. The Company raised capital to provide financing to produce limited edition bronze sculptures which will be placed in art studios and galleries on consignment. Upon the ultimate sale of the sculptures the Company was to receive the casting costs plus an amount from 3 to 7 percent of the underlying sales proceeds depending upon the level of sales achieved. During 1997, the Company received royalty payments of $2,079 based on sales.

  On January 1, 1998, the above marketing arrangement was amended to include the conversion of the advances to a note receivable for $36,489. Specific sculptures were also identified as collateral for the note. The note matures on January 1, 2000 but provides for payments as specific sculptures are sold. The note also provides for interest at 7% per annum. Interest income of $3,821 has been accrued on the note receivable as of June 30, 1999. No payments have been received on the note as of June 30, 1999.

  During 1998 the Company made additional advances for the production of sculptures totaling $9,000 which have not yet been converted to a note payable. The advances were made to an entity owned by the brother of the Company's President. No interest has been accrued on the additional advances. As of June 30, 1999 no payments have been received on the advances.

  On September 1, 1999, the Company entered into an agreement with the brother of the Company's president which supercedes and amends the above agreements. The terms of the new agreement provides for the Company to take ownership of the remaining sculpture inventory as payment in full on the advances, notes receivable and accrued interest, which totaled $49,310 at June 30, 1999. The inventory will be valued at $23,450 by the
  Company, which takes into account the carry-over basis of the inventory and expected future realization of the inventory. Accordingly, the balance of the related party receivables at June 30, 1999 have been adjusted down to $23,450, the estimated value of the inventory subsequently received [See Note 7].

                     BRONZE MARKETING, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception, has current liabilities in excess of current assets of $15,767 and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

  The  following data show the amounts used in computing loss per share  and  the  weighted average number of  shares  of  common stock outstanding for the periods presented:
                                                 For the
                                                Six Month
                                               Period Ended   From Inception
                                                 June 30,       on May 1,
                                           ___________________ 1997 Through
                                              1999     1998    June 30, 1999
                                           _________ _________ _____________
  Loss from continuing operations
    available to common shareholders
    (Numerator)                            $    563  $(26,384)    $(27,127)
  Cumulative effect of change in
    Change in accounting principle
    (Numerator)                            $      -  $   (666)    $   (666)
                                           _________ _________ _____________
  Weighted average number of common
    shares outstanding during the
    period used in loss per share
    (Denominator)                          1,000,000 1,000,000     986,592
                                           _________ _________ _____________

  Dilutive loss per share was not presented, as the Company had no common equivalent share for all periods presented that would effect the computation of diluted loss per share.

NOTE 7 - SUBSEQUENT EVENTS

  On September 1, 1999, the Company entered into an agreement with the brother of the Company's president which supercedes and amends previous agreements with the related party. The terms of the new agreement provides for the Company to take ownership of the remaining sculpture inventory as payment in full on the advances, notes receivable and accrued interest, which totaled $49,310 at June 30, 1999. The inventory will be valued at
  $23,450 by the Company, which takes into account the carry-over basis of the inventory and expected future realization of the inventory. Accordingly, the balance of the related party receivables at June 30, 1999 have been adjusted down to $23,450, the estimated value of the inventory subsequently received [See
  Note 4].

No dealer, salesman or other person is
authorized to give any information or to make any representations other that those contained in this prospectus in connection with the offer made in this offering. If given or made, the information or representations must not be relied upon as having been authorized by Bronze
Marketing.  This prospectus does not
constitute an offer to sell or a solicitation of an offer to buy any of the securities covered in this offering in any jurisdiction or to any person to whom it is unlawful to make the offer or solicitation in the jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of Bronze Marketing since the date of this prospectus.


Until  [90 days after the date of this
prospectus],  all dealers effecting
transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters on their unsold allotments or subscriptions.











                      BRONZE MARKETING, INC.



                         1,000,000 shares








                           Common Stock






                            PROSPECTUS





                                        , 1999





PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount

SEC registration fee                                        $   278.00
Blue sky fees and expenses                                    1,500.00
Printing and shipping expenses                                  500.00
Legal fees and expenses                                      15,000.00
Accounting fees and expenses                                  1,000.00
Transfer and Miscellaneous expenses                           2,000.00
                                                     -----------------
       Total                                               $ 20,000.00

*  All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the organization of the Company, its sole officer, director and other stockholder paid an aggregate of $5,400 cash to purchase 900,000 shares of Common Stock of the Company at a price of $.006 per share. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

     In July, 1997, the Company completed an offering under Regulation D,
Rule 504 as promulgated by the Securities and Exchange Commission and sold 100,000 shares of common stock, at $.35 per share, to 64 investors and raised gross proceeds of $35,000. These transactions were not registered under the Act in reliance on the exemption from registration in Section 3(b) of the Act, and Rule 504 of Regulation D promulgated thereunder. Form D was filed with the Securities and Exchange Commission.

ITEM 27.  EXHIBITS INDEX

SEC No.        Document                                        Exhibit No.

3              Articles of Incorporation                           3.1*

3              By-Laws                                             3.2*

4              Common Stock Specimen Certificate                   4.1*

4              Form of Warrant Agreement                           4.2*

4              Form of Warrant Certificate                         4.3*

5,24           Opinion & Consent of Counsel                   5.1 & 24.1*

23             Consent of Accountants                             23.1

27             Financial Data Schedules                             27

* exhibit previously filed

ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Include any additional or changed material information on the plan of distribution; and

(iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on September 23, 1999.

BRONZE MARKETING, INC.

By:  /s/Heather Hamby
     Heather Hamby, Chairman (Chief Executive/Financial Officer)


KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Kimble or Van L. Butler, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature:  /s/Heather Hamby                    Date: September 23, 1999
             Heather Hamby, Director